UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934

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BlackRock Liquidity Funds
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Notice of Adjournment of Special Meeting of Shareholders

BLACKROCK LIQUIDITY FUNDS

●	California Money Fund	●	New York Money Fund
●	Federal Trust Fund	●	TempCash
●	FedFund	●	TempFund
●	MuniCash	●	T-Fund
●	MuniFund	●	Treasury Trust Fund

February 8, 2016

Dear Shareholder,

You recently received proxy materials relating to a proposal to be voted on by shareholders of BlackRock Liquidity Funds at a joint special shareholder meeting of the BlackRock Equity-Liquidity Funds, including BlackRock Liquidity Funds (the “Special Meeting”).  Each series of BlackRock Liquidity Funds is listed above (collectively, the “Funds,” and each, a “Fund”). This important notice is to inform you that the Special Meeting, solely with respect to BlackRock Liquidity Funds, has been adjourned until March 7, 2016 at 2:00 p.m. (Eastern Time), unless otherwise further adjourned, postponed or delayed, to allow Fund shareholders additional time to exercise their voting rights by submitting their voting instructions.  The adjourned meeting will be held at the offices of BlackRock Advisors LLC, 1 University Square Drive, Princeton, New Jersey 08540-6455.

This letter was sent to you because you held shares in one or more of the Funds on the record date and BlackRock Liquidity Funds has not yet received your vote.  Please help us avoid further adjournments, phone calls, costs and additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Trustees of BlackRock Liquidity Funds unanimously recommends that you vote “FOR” the approval of the proposal.

Please exercise your shareholder rights and vote today! It is important that you vote, no matter how large or small your holdings may be.

Important Notice Regarding the Availability of Proxy Materials

for the adjourned Joint Special Meeting of Shareholders to be held on March 7, 2016.

The Notice of Joint Special Meeting of Shareholders, this Notice of Adjournment of Joint Special Meeting of Shareholders,
the Proxy Statement and a form of proxy are available at https://www.proxy-direct.com/blk-27301.

Thank you for voting!